                                 SCHEDULE 14C
                                (Rule 14c-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                           SCHEDULE 14C INFORMATION
            Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:


[ ] Preliminary information statement       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14c-5(d)(2))

[x] Definitive information statement


                        COLLEGE TELEVISION NETWORK, INC.
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14-c5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         Common Stock, $.005 Par Value

     (2) Aggregate number of securities to which transaction applies:   N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
         filing fee is calculated and state how it was determined):   N/A

     (4) Proposed maximum aggregate value of transaction:   N/A

     (5) Total fee paid:   N/A

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:   N/A

     (2) Form, Schedule or Registration Statement No.:   Schedule 14C

     (3) Filing Party:   College Television Network, Inc.


     (4) Date Filed:   October 22, 1999

                       COLLEGE TELEVISION NETWORK, INC.

                            5784 Lake Forrest Drive
                                   Suite 275
                            Atlanta, Georgia 30328


                               October 22, 1999

                             INFORMATION STATEMENT

     This Information Statement is being mailed to the stockholders of College Television Network, Inc. (the "Company") commencing on or about October 22, 1999, in connection with the previous approval of the corporate actions referred to below by the majority stockholder of the Company. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions before they take effect. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on October 15, 1999. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                 Actions Taken

     As of October 15, 1999, U-C Holdings, L.L.C., a Delaware limited liability company (the "Majority Stockholder"), held (i) 11,576,612 shares of common stock of the Company, par value $.005 per share (the "Common Stock"), (ii) 309,998 shares of Convertible Preferred Stock, par value $.001 per share (the "Convertible Preferred"), which is voting stock that votes on an as-converted basis based upon the number of shares of Common Stock the Convertible Preferred was convertible into on the date of issuance, or 678,432 shares of voting stock and (iii) 1,033,333 shares of Series A Convertible Preferred Stock, par value $.001 (the "Series A Preferred"), which is nonvoting stock entitled to vote on the matters herein described because Delaware General Corporation Law requires shareholders of a class be entitled to vote to approve an amendment to the Certificate of Incorporation which increases the authorized shares in such class of stock. On October 15, 1999, the Majority Stockholder, as holder of approximately 81.2% of the total shares of voting stock and 100% of the preferred stock of the Company, $.001 par value per share ("Preferred Stock"), entitled to vote on the matters described herein, consented in writing without a meeting to the matters described herein. As a result, the corporate action was approved by a majority of the shares of Common Stock, Convertible Preferred and Series A Preferred as required by law and no further votes will be needed. As of October 11, 1999, the Company had approximately 14,411,755 shares of Common Stock outstanding, 309,998 shares of Convertible Preferred outstanding and 1,033,333 shares of Series A Preferred outstanding. The majority stockholder consent with respect to the matters described herein will take effect 20 days after the mailing of this Information Statement or on such other date as may be specified by the Board of Directors of the Company ("Effective Date"). The corporate action was also approved by the Board of Directors of the Company, including all disinterested directors, on October 8, 1999.

     The Majority Stockholder has approved the adoption of an amendment to the Company's Amended and Restated Certificate of Incorporation to (i) change the name of the Company, and (ii) increase the number of authorized shares of preferred stock of the Company.

              Amendment To Restated Certificate Of Incorporation

     The amendment to the Company's Amended and Restated Certificate of Incorporation ("Certificate Amendment") (attached hereto as Exhibit A), which
                                                            ---------
has been approved by the Company's Board of Directors and the Majority Stockholder changes the name of the Company from College Television Network, Inc. to CTN Media Group, Inc.

     Additionally, the Certificate Amendment provides for an increase in the number of authorized shares of Preferred Stock, from 2,000,000 shares to 2,800,000 shares, of which 2,509,998 shall be designated Series A Preferred. The Certificate Amendment will become effective on the later of the Effective Date or the filing of the Certificate Amendment with the Corporations Division of the State of Delaware in accordance with the requirements of the Delaware General Corporation Law.

     In order to fund necessary working capital needs, it is the present intention of the Company to issue to the Majority Stockholder, on or before August 31, 2000, an additional 800,000 shares of Series A Preferred for an aggregate purchase price of $12,000,000 (of which 33,333 shares were issued for $500,000 on October 8, 1999). The increase in the authorized Preferred Stock was necessary in order to provide for enough shares to issue the 800,000 shares of Series A Preferred to the Majority Stockholder as set forth herein.

                             No Dissenters' Rights

     The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

          Interest Of Certain Persons In The Actions Described Herein

     The directors of the Company may be deemed to have a substantial interest in increasing the number of authorize shares of Preferred Stock because a number of the officers and directors of the Company serve as members of the Majority Stockholder, which shall, on the Effective Date, be issued certain of these newly authorized shares of Preferred Stock. The Company plans to obtain a fairness opinion from Texada Capital Corporation in connection with the issuance of additional Preferred Stock.

                   Stockholder Approval Previously Obtained


     As of October 15, 1999, the Company had (i) approximately 14,411,755 issued and outstanding shares of Common Stock, each of which is entitled to one vote on any matter brought to a vote of the Company's stockholders, (ii) 309,998 shares of Convertible Preferred outstanding, each of which is entitled to vote on an as-converted basis based upon the number of shares of Common Stock the Convertible Preferred was convertible into on the date of issuance, or 678,432 shares of voting stock, and (iii) 1,033,333 shares of Series A Preferred outstanding, which are entitled to vote as a class on the Certificate Amendment. The Majority Stockholder owns 11,576,612 shares of Common Stock, 309,998 shares of Convertible Preferred, and 1,033,333 shares of Series A Preferred. The Majority Stockholder's capital stock ownership represents 81.2% of all issued and outstanding shares of voting stock of the Company and 100% of the Preferred Stock entitled to vote on the matters described herein. By written consent in lieu of a meeting, dated October 15, 1999, the Majority Stockholder approved the adoption of the Certificate Amendment. Such action by written consent is sufficient to satisfy the requirements of the Delaware General Corporation Law that amendment of the Certificate of Incorporation be approved by the stockholders entitled to vote according to the Certificate of Incorporation and those stockholders of the class of stock which authorized share amount is increased by such amendment. Accordingly, the stockholders will not be asked to take further action on this corporate action at any future meeting. However, since stockholder approval was obtained by written consent rather than at a stockholders' meeting, the Exchange Act will not permit the action to become effective until the expiration of 20 calendar days from the date hereof, which is the date this Information Statement is being mailed to stockholders. Upon the expiration of such 20-day period, the actions will become effective automatically.

     The Company believes that this corporate action will not have any adverse effect on its business and operations, and expects to continue such business and operations as they are currently being conducted.

                      Material Incorporated By Reference


     The Form 8-K filed by the Company on October 12, 1999, in connection with the issuance of the Series A Convertible Preferred is incorporated herein by reference and a copy of such Form 8-K is being mailed to the stockholders with this Information Statement.

                                   Signature

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.



October 22, 1999                       COLLEGE TELEVISION NETWORK, INC.



                                       By: /s/ Jason Elkin
                                           ------------------------------------
                                           Jason Elkin, Chief Executive Officer
                                           and Chairman of the Board

                                                                       EXHIBIT A
                                                                       ---------
                        Certificate of Amendment to the
               Amended And Restated Certificate of Incorporation
                                       of
                        College Television Network, Inc.
       -----------------------------------------------------------------

                   Pursuant to the provisions of Section 242

                       of the General Corporation Law of

                             the State of Delaware
       -----------------------------------------------------------------

     College Television Network, Inc., (the "Corporation") a corporation
                                             -----------
organized and validly existing under the General Corporation Law of the State of Delaware, filed its original Certificate of Incorporation with the Corporations Division on August 17, 1989, pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                      1.

     The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety the first paragraph of Article One of the Restated Certificate of Incorporation in its present form and substituting in lieu thereof a new first paragraph of Article One in the following form:

          "FIRST:  The name of the Corporation is CTN Media Group, Inc."

                                       2.

     The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety the first paragraph of Article Four of the Restated Certificate of Incorporation in its present form and substituting in lieu thereof a new first paragraph of Article Four in the following form:


          "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty Two Million Eight Hundred Thousand (52,800,000) shares, of which Fifty Million (50,000,000) shares shall be Common Stock, par value $0.005, and Two Million Eight Hundred Thousand (2,800,000) shares will be Preferred Stock, par value $0.001 per share."

                                       3.

     The amendment to the Restated Certificate of Incorporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, (a) in a duly called meeting of the directors, a majority of the directors having duly consented to the adoption of such amendment, and (b) in lieu of a meeting and vote of the shareholders, a majority of the shareholders of the Corporation who would have been entitled to vote upon such amendment if a meeting of shareholders were called and held, having duly consented in writing to the adoption of such amendment.

                                      4.

     The effective date of these Articles of Amendment shall be November ____, 1999.

     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has executed these Articles of Amendment and does hereby declare and certify, under the penalties of perjury, that this is his act and deed and the facts herein are true, as of this ____ day of November, 1999.

                                       CTN MEDIA GROUP, INC.


                                       By: /s/ Jason Elkin
                                           ------------------------------------
                                           Jason Elkin, Chief Executive Officer